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                                                                  EXHIBIT 10.100

              PARALLEL NONQUALIFIED STOCK PURCHASE PLAN ARRANGEMENT

Peter Karmanos, Jr., Compuware Corporation's Chief Executive Officer, is permitted to purchase shares from Compuware Corporation on the same terms and conditions as provided in Compuware Corporation's Employee Stock Purchase Plan (the "ESPP") as if he were a participant in the ESPP. Mr. Karmanos is not entitled to the favorable tax treatment afforded to participants in the ESPP. Shares purchased by Mr. Karmanos shall reduce the number of shares reserved for issuance under the ESPP as if Mr. Karmanos were a participant therein.